UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware	6719	52-2301683
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)
Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01.     Other Events.
SEC Subpoena
     On September 7, 2005, Odyssey Re Holdings Corp. (“the Company”) announced that it had been advised by Fairfax, its majority shareholder, that Fairfax had received a subpoena from the Securities and Exchange Commission (“SEC”) requesting documents regarding any non-traditional insurance and reinsurance transactions entered into or offered by Fairfax and any of its affiliates, which included the Company. The United States Attorney’s Office for the Southern District of New York is reviewing documents provided to the SEC in response to the subpoena, and is participating in the investigation into these matters. In addition, the Company has provided information and made a presentation to the SEC and the U.S. Attorney’s office relating to the restatement of its financial results announced by the Company on February 9, 2006. The Company is cooperating fully in addressing its obligations under this subpoena. Fairfax, and Fairfax’s chairman and chief executive officer, V. Prem Watsa, who is also the chairman of the Company, have received subpoenas from the SEC in connection with the answer to a question on Fairfax’s February 10, 2006 investor conference call concerning the review of Fairfax’s finite contracts. The Company’s independent auditors have received a subpoena from the SEC relating to the above matters. This inquiry is ongoing, and the Company continues to comply with requests from the SEC and the U.S. Attorney’s office.
London Life Arbitration Decision
     In January 2004, two retrocessionaires of Odyssey America Reinsurance Corporation (“Odyssey America”) under the common control of London Reinsurance Group Inc. (together, “London Life”) filed for arbitration under a series of aggregate stop loss agreements covering the years 1994 and 1996-2001 (the “Agreements”). London Life had alleged that Odyssey America improperly administered the Agreements and sought a determination of its liability under the Agreements. Odyssey America sought enforcement of the Agreements. The arbitration hearing commenced in November 2005 and concluded in January 2006. On March 9, 2006, the arbitration panel issued its decision (Interim Final Award and Decision), confirming the enforceability of the Agreements and resolving in Odyssey America’s favor substantially all issues in dispute regarding Odyssey America’s administration of the Agreements. The arbitration panel directed the parties to resolve two remaining items representing, in the aggregate, less than $1 million, pretax. The resolution of this arbitration will have no material impact on the Company’s consolidated financial statements.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2006

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary